UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Walgreens Boots Alliance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-1758322
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

108 Wilmot Road Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.125% Walgreens Boots Alliance, Inc. notes due 2026	New York Stock Exchange
2.875% Walgreens Boots Alliance, Inc. notes due 2020	New York Stock Exchange
3.600% Walgreens Boots Alliance, Inc. notes due 2025	New York Stock Exchange

Walgreen Co.

(Exact Name of Registrant as Specified in its Charter)

Illinois	36-1924025
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

108 Wilmot Road Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee by Walgreen Co. with respect to 2.125% Walgreens Boots Alliance, Inc. notes due 2026	New York Stock Exchange
Guarantee by Walgreen Co. with respect to 2.875% Walgreens Boots Alliance, Inc. notes due 2020	New York Stock Exchange
Guarantee by Walgreen Co. with respect to 3.600% Walgreens Boots Alliance, Inc. notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-198773

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of: (i) €750,000,000 of 2.125% notes due 2026 of Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), £400,000,000 of 2.875% notes due 2020 of WBA, and £300,000,000 of 3.600% notes due 2025 of WBA (collectively, the “Notes”); and (ii) the guarantees with respect thereto (the “Guarantees”) by Walgreen Co., an Illinois corporation (“Walgreens”).

WBA hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 3, 2014 under “Description of Securities” and in the Prospectus Supplement dated November 10, 2014, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2014 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333–198773), as amended, previously filed with the Commission under the Act.

Walgreens hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated November 3, 2014 under “Description of Securities” and in the Prospectus Supplement dated November 10, 2014, under “Description of Notes,” filed with the Commission on November 12, 2014 under Rule 424(b)(5) under the Act, pursuant to a Registration Statement on Form S-3 (No. 333–198773), as amended, previously filed with the Commission under the Act.

Item 2.	Exhibits.

1.	Indenture between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 18, 2014, Exhibit 4.1).

2.	Form of 2.875% Walgreens Boots Alliance, Inc. notes due 2020 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.2).

3.	Form of 3.600% Walgreens Boots Alliance, Inc. notes due 2025 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.3).

4.	Form of 2.125% Walgreens Boots Alliance, Inc. notes due 2026 (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.4).

5.	Form of Guarantee of Walgreen Co. (incorporated by reference to Walgreen Co.’s Current Report on Form 8-K filed on November 20, 2014, Exhibit 4.5).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Walgreens Boots Alliance, Inc.

Date: November 20, 2014	By:	/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Vice President and Treasurer

Walgreen Co.

Date: November 20, 2014	By:	/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer